As filed with the Securities and Exchange Commission on September 20, 2005.
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	48-1100390 (I.R.S. Employer Identification No.)

Six Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 (Address, Including Zip Code, of Registrant’s Principal Executive Offices)

TURBOCHEF TECHNOLOGIES, INC. 2003 STOCK INCENTIVE PLAN
(Full Title of the Plans)

Dennis J. Stockwell, Esq.
Vice President, General Counsel and Secretary
Six Concourse Parkway, Suite 1900
Atlanta, Georgia 30328
(678) 987-1700
(Name, Address, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Reinaldo Pascual, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $.01 par value	2,000,000	$16.53	$33,060,000	$3,891.16

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)
Estimated solely for the purpose calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act. The proposed maximum aggregate offering price and amount of registration fee are calculated on the basis of the high and low sales prices reported on the Nasdaq National Market System on September 14, 2005.

PART II.     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed under General Instruction E to the form to register 2,000,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”) that may be offered and sold pursuant to the 2003 Stock Incentive Plan. The contents of Registration Statement on Form S-8 (file number 333-116225) previously filed by TurboChef Technologies, Inc. with the SEC on June 7, 2004, are incorporated herein by reference.

ITEM 5           INTERESTS OF NAMED EXPERTS AND COUNSEL

The opinion as to the legality of the securities being registered is being rendered by Dennis J. Stockwell, Vice President and General Counsel of TurboChef Technologies, Inc., an officer of the Registrant. Mr. Stockwell, as an employee of the Registrant, is within the class of eligible participants in the Plan and has been granted stock options under the Plan.

ITEM 8.          EXHIBITS

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description

5	Opinion of Dennis J. Stockwell, General Counsel of the Registrant, as to the legality of the securities to be issued

23.1	Consent of Dennis J. Stockwell is included in the opinion filed as Exhibit 5 hereto

23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

24	Power of Attorney is included on signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September 20, 2005.

TURBOCHEF TECHNOLOGIES, INC. By: /s/ James K. Price James K. Price Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James K. Price and Richard E. Perlman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard E. Perlman Richard E. Perlman	Chairman of the Board and Director	August 30, 2005
/s/ James K. Price James K. Price	Chief Executive Officer, President and Director (Principal Executive Officer)	August 30, 2005
/s/ James A. Cochran James A. Cochran	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 30, 2005
/s/ William A. Shutzer William A. Shutzer	Director	August 30, 2005
/s/ Raymond H. Welsh Raymond H. Welsh	Director	August 29, 2005
/s/ J. Thomas Presby J. Thomas Presby	Director	August 29, 2005
/s/ James W. DeYoung James W. DeYoung	Director	August 30, 2005
/s/ Sir Anthony Jolliffe Sir Anthony Jolliffe	Director	August 30, 2005

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Dennis J. Stockwell, General Counsel of the Registrant, as to the legality of the securities to be issued
23.1	Consent of Dennis J. Stockwell is included in the opinion filed as Exhibit 5 hereto
23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm
23.3	Consent of Ernst & Young LLP, independent registered public accounting firm
24	Power of Attorney is included on signature page.